Exhibit 8.3

Our Ref	023786.0001.SM	December 2015

Innocoll Holdings plc

Unit 9, Block D

Monksland Business Park

Athlone

County Westmeath

Innocoll Holdings plc (the “Company”)

Dear Sirs

1.	Capacity and Basis

We have acted as Irish Solicitors to the Company, a public limited company incorporated under the laws of Ireland. We understand that the Company filed, on 10 December 2015, a registration statement on Form F-4 (such registration statement, including the documents incorporated by reference therein), as amended pursuant to Amendment No. 1, on 21 December 2015 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

As described in the Registration Statement, we understand that the Company is proposing to enter into a cross-border merger which will result in it becoming the parent of the Innocoll group of companies (the “Merger”). In connection with the Merger, it is proposed that the Company will issue a certain number of ordinary shares with a nominal value of $0.01 each to the shareholders of Innocoll AG, a German stock corporation, (the “Shares”), in exchange for each share of Innocoll AG they hold immediately prior to the Merger, which number of Shares shall be calculated in accordance with the common draft terms of the Merger (the “Common Terms”).

This Opinion Letter is issued for the purposes of the Merger and is based on the assumptions and subject to the reservations and qualifications set out below.

The Merger will be effective on the date specified in the order issued by the Irish High Court approving completion of the Merger pursuant to the European Communities (Cross-Border Mergers) Regulations 2008.

No opinion is expressed in this Opinion Letter (i) with regard to any matter governed by the laws of any jurisdiction other than Ireland, or (ii) as to the taxation consequences of the Merger or the transactions contemplated thereby save as set out in Clause 3 below. Insofar as the opinion given in that clause relates to tax matters, it is confined to, and given in all respects on the basis of the laws of Ireland relating to tax in force as at the date of this Opinion Letter as currently applied by the courts of Ireland and on the basis of current practice of the Irish Revenue Commissioners.

2.	Documents

For the purpose of issuing this Opinion Letter we have reviewed and relied upon each of the following documents (each a “Document” and collectively, the “Documents”):

a)	a copy of the Registration Statement as filed with the SEC on the date of this Opinion Letter; and

b)	a copy of the Common Terms, a copy of which is annexed hereto marked “A”.

3.	Opinions

Based only on our review of the Documents and upon the assumptions listed at Clause 4 and to the reservations and qualifications set out in Clauses 5 and 6 and subject to the limitations set forth in the Registration Statement, we are of the opinion that the statements made in the Registration Statement under the heading Material Tax Considerations—Irish Tax Considerations, insofar as such statements constitute matters of Irish taxation law or legal conclusions with respect to Irish taxation law, constitute accurate summaries of the matters described therein in all material respects.

4.	Assumptions

For the purpose of issuing this Opinion Letter we have made the following assumptions, without independent verification:

(a)	that the copies of each Document referred to herein as being reviewed by us are true, complete and accurate copies of the originals thereof as in effect on the date hereof without any amendment or modification thereto and that each Document furnished to us in unsigned or unexecuted form will be duly signed or executed (as the case may be) in substantially the same form as that reviewed by us for the purposes of this Opinion Letter;

(b)	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws;

(c)	that the Merger will be duly completed in accordance with the Common Terms and all applicable laws and the Irish High Court will make an order, pursuant to the European Communities (Cross-Border Mergers) Regulations 2008, confirming scrutiny of the legality of the Merger as regards that part of the procedure which concerns the completion of the Merger;

(d)	that, in so far as the laws of any other jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with the Merger or the issue of the Shares and that there is no provision of the laws of any jurisdiction (other than Ireland) that would have a bearing on any of the matters opined upon herein and, to the extent that the Company requires any authorisations, consent or approval from any public, administrative or governmental body in any jurisdiction outside of Ireland in relation to the Merger or the issue of the Shares, that it has obtained each such authorisation, consent or approval and has complied, and will continue to comply, with any conditions attaching thereto;

(e)	that no proceedings have been or will be instituted and no injunction has been or will be granted against the Company to restrain it from effecting the Merger or issuing the Shares and that the Merger and/or the issue of the Shares are each not and will not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement, other than where the foregoing is required by Irish Law;

(f)	that there are no contractual or similar restrictions or other arrangements binding on the Company which could affect the conclusions in this Opinion Letter;

(g)	that the Company was not induced by fraud, misrepresentation or by any similar circumstance to file the Registration Statement or approve the Merger;

(h)	that no transaction or transactions, involving a direct or indirect transfer or issuance of shares, has or have taken place which should have been notified to the Central Bank of Ireland or any predecessor regulator under applicable legislation, and which was or were not so notified;

(i)	that the shares in the Company will not be listed or admitted to trading on any stock exchange other than the New York Stock Exchange; and

(j)	that all Shares issued and sold under the Registration Statement will have been issued and sold in compliance with all applicable laws (other than Irish law), including applicable federal and state securities laws, in the manner stated in the Registration Statement.

5.	Reservations and Qualifications

This Opinion Letter is given subject to the following reservations and qualifications:

(a)	the opinions in this Opinion Letter are given solely on the basis of a review of the Registration Statement and the applicable law with regard to the matters specified herein. The opinions are given only in respect of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in effect as of the date of this Opinion Letter and as to the facts and circumstances as stated herein in existence at such date and this Opinion Letter is not to be taken as expressing any opinion with regard to any matter governed by the laws of any jurisdiction other than Ireland;

(b)	no opinion is expressed as to the tax residency of the Company or Innocoll AG;

(c)	other than with respect to the matters identified in Clause 3 we have not verified the accuracy of the Registration Statement (or any documents expressed to be incorporated by reference therein) or that no material facts or matters have been omitted.

6.	General

We hereby consent to the inclusion of this Opinion Letter as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto. We also hereby consent to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. In giving this consent we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act. This Opinion Letter is intended solely for use in connection with the issuance of the Shares subject to the Registration Statement and is not to be relied on for any other purpose.

Save where otherwise specified, a reference in this Opinion Letter to a Clause, is to a Clause of this Opinion Letter.

This Opinion Letter speaks only as of the date hereof and we disclaim any obligation to advise you or anyone else of changes of law or fact or Irish Revenue Commissioners practice that occur after the date hereof. This Opinion Letter is given on the basis that it will be construed in accordance with, and governed in all respects by, the laws of Ireland which shall apply between us and all persons interested.

Yours faithfully,	Yours faithfully,

/s/ WILLIAM FRY	/s/ WILLIAM FRY
WILLIAM FRY	WILLIAM FRY

Solicitors	Solicitors

WF-15081543-7